Exhibit 10.9

                                 Beta Foods, LLC
                             10325 Avenida Magnifica
                           San Diego, California 92131

                                  May 14, 2004



American Consolidated Management Group, Inc.
714 Fairview Road
Greer, South Carolina 29651

Re: Amendment to Technology Transfer Agreement

Gentlemen:

     When accepted by you, this shall constitute our complete amendment to our agreement concerning the transfer to you of certain technology, and the rights to manufacture, market, and distribute products made with the subject technology.

     ACMG has negotiated a settlement and compromise agreement by and between itself and AR Funding ["ARF"] concerning conflicting claims as to debts claimed, and shares issued to Jack Shaw and Brian K. Holden.

     Part of the consideration between ACMG and Beta in their original agreement was the issuance of shares of ACMG common stock, and the cleaning up of indebtedness of ACMG in order to add value to ACMG.

     In order to facilitate ACMG's reduction of debt to ARF, Beta hereby agrees to the following:

     a. Beta shall repay the principal sum of $ 2,640,000.00 to ARF; provided, that Beta's liability is hereby expressly limited to, and contingent upon, the payment of the increased royalty set out herein, such that the general assets of Beta shall not be subject to a charge by ARF for this indebtedness. This indebtedness is further limited to the increased portion of the royalty set out herein, and shall not be charged, or chargeable against the current ten percent (10%) royalty between ACMG and Beta. Beta agrees to wire transfer to ARF the monthly royalty against which this indebtedness is chargeable, within 2 business days of receipt of said payments; provided that, ARF has provided Beta with proper wiring instructions.
     b. For and in consideration of this agreement, the monthly royalty payable to Beta by ACMG pursuant to the agreement, dated March 23, 2004, by and between ACMG and Beta, shall be increased from ten percent (10%) to thirty percent (30%), with the increased portion [20%] to be utilized first for the repayment to AFR of the debt listed hereinabove, and second for any increased income tax liability for Beta that results from the payment to Beta of the increased royalty set out herein. In this regard, it is specifically agreed and understood that Beta is assuming, to the extent set out herein, the indebtedness set out hereinabove from ACMG, and that the purpose of that assumption is to facilitate the start-up operations of ACMG in which Beta has a vested interest. As additional consideration for this assumption of debt, ACMG shall pay Beta, from and out of this increased royalty, an amount equal to ten (10%) percent of said indebtedness. Upon such time as the ARF debt is paid in full, the additional ten (10%) percent is paid into Beta, as well as any additional compensation determined by competent tax advisors and/or counselors, to compensate and cover any increased tax liabilities of

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          Beta resulting from the payment of the ARF debt, then the increased royalty (20%) shall automatically revert back to ACMG. In this regard, Beta may elect to obtain independent tax counsel from either an attorney or certified public accountant regarding the income tax liability consequences of this transaction. ACMG shall bear the costs of such opinion, and said opinion shall be binding upon ACMG, and shall control the length of time that this increased royalty shall be in effect. Notwithstanding anything herein to the contrary, it is agreed that this indebtedness, $2,640,000.00, shall be paid in full within one (1) year from the date hereof. If not, interest shall accrue on the unpaid balance at the rate of twelve (12) percent per annum and the unpaid balance shall be paid in full within one (1) additional year.

     This amendment is specifically contingent upon the full and complete execution and delivery, in form and substance satisfactory to ACMG, of a release of indebtedness by ARF of any and all claims by ARF against ACMG, as well as any subsidiary of ACMG, without conditions. In the event that said release is not executed and delivered to ACMG simultaneously with this letter amendment, then in such event, this letter amendment shall automatically be void, regardless if executed and delivered.


     Except as specifically amended herein, the terms and provisions of the original agreement, dated March 23, 2004, shall remain in full force and effect.

     If the foregoing is your understanding of our agreement, and is completely satisfactory to you, please indicate your acceptance in the space provided below and return two copies to our offices.

Regards,

/s/ Richard Shanks
--------------------
Richard Shanks
President


Agreed to and accepted this 14th day of May, 2004.

American Consolidated Management Group, Inc.


By: /s/ George E. Mappin
   -------------------------
George E. Mappin
Director

Agreed to and accepted by
Associated Receivables Funding, Inc.
on this 14th day of May, 2004, for the express limited purpose of agreeing to the repayment of debt from and out of the royalty.

By: /s/ Brian K. Holden
   ---------------------------
   Brian K. Holden

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